Regional Health Properties Reports Third Quarter 2017 Financial Results

ATLANTA, GA, November 9, 2017- Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, today reported results for the three and nine months ended September 30, 2017.

Business Update

•	Appointed Brent Morrison, a director of the Company, to serve as its interim Chief Executive Officer

•	Appointed E. Clinton Cain, the Company's Senior Vice President, Chief Accounting Officer and Controller, to serve as its interim Chief Financial Officer

•	Established a Strategic Finance Committee of the Board to assist and advise Messrs. Morrison and Cain with respect to financial strategy

•	Commenced a search for a new Chief Executive Officer and Chief Financial Officer, with Mr. Cain being considered for the Chief Financial Officer position

•	Successfully completed the merger with its former parent, AdCare Health Systems, Inc.

•	Suspends quarterly dividend on Series A Preferred Stock beginning in the fourth quarter of 2017 in order to relieve cash flow constraints.

“The Board of Directors has formed a Strategic Finance Committee to evaluate the strategic direction of the Company with respect to ongoing expenses and capital allocation,” commented Brent Morrison, Regional Health Properties, Inc.’s interim Chief Executive Officer. “While we have not yet resolved the Company’s legacy matters, management is working diligently to come to a quick settlement while taking into consideration all costs incurred defending these matters. The determinations made by this select committee of the Board will significantly influence future decisions, including the selection of permanent senior leadership and overall capital allocation.”

“In order to conserve cash while working towards a settlement, the Board has voted to postpone the payment of the fourth quarter dividend on the Series A Preferred Stock at this time,” added Morrison. “The Board will revisit the dividend payment in the first quarter 2018 board meeting. The dividend suspension will allow the Company to pay outstanding vendors and fund ongoing legal expenses and settlement payments. Furthermore, the dividend suspension does not trigger a default under its outstanding indebtedness.”

Management periodically monitors a number of facility performance metrics, including rent coverages both before and after management fees. In the third quarter of 2017, the Company’s portfolio rent coverage before management fees was 1.45x (as compared with 1.53x in the third quarter of 2016) and rent coverage after management fees was 1.05x (as compared with 1.12x in the third quarter of 2016). Occupancy and skilled mix for the Company’s portfolio were 84.0% and 28.8% for the third quarter of 2017, respectively, compared to 82.6% and 23.7% for the third quarter of 2016, respectively.

“The underlying performance metrics of our operators remains strong with continued year-over-year improvements in key operating metrics such as occupancy and mix, providing an encouraging underpinning for the Company and its portfolio, however, a modest decline in rent coverage ratios was observed for the current quarter when compared to the year-over-year quarter, caused, in part, by flat facility profitability compared to escalating rent payments.” added Mr. Morrison. “Going forward our focus is to resolve our legacy issues and get back to the original strategic focus of the Company to own and acquire healthcare real estate facilities.”

Summary of Financial Results for the Three and Nine Months Ended September 30, 2017
Total revenues in the third quarter of 2017 were $6.3 million, down 11.4% from $7.2 million in the third quarter of 2016. Total revenues for the nine months ended September 30, 2017, decreased by 12.3% to $18.8 million from $21.4 million for the nine months ended September 30, 2016. The decrease reflects lower rent due to the sale of the Arkansas facilities on October 6, 2016, partially off-set by lease revenue from the Meadowood facility (acquired on May 1, 2017) and the Peach facilities. The Company generally recognizes all rental revenues on a straight-line rent accrual basis.

General and administrative costs decreased by $0.5 million, or 33.5%, to $1.1 million for the three months ended September 30, 2017, compared with $1.6 million for the same period in 2016. For the three months ended September 30, 2017 and 2016, general and administrative costs include stock-based compensation expense, net of restricted stock and warrant forfeitures. General and administrative costs for the nine months ended September 30, 2017 decreased by approximately $2.8 million, or 44.1%, to $3.5 million, compared with $6.3 million for the same period in 2016. For the nine months ended September 30, 2017 and 2016, general and administrative costs include $0.3 million and $0.9 million, respectively, of stock-based compensation expense.

Interest expense decreased by $0.8 million, or 43.9%, to $1.0 million for the third quarter of 2017 compared with $1.8 million for the same period in 2016. Interest expense for the nine months ended September 30, 2017, decreased by approximately $2.3 million, or 43.3%, to $3.0 million compared with $5.4 million for the same period in 2016. The decrease is mainly due to the repayment of $36.0 million of debt in connection with the sale of nine Arkansas facilities in October 2016 and a $7.7 million combined principal repayment of convertible debt on January 10, 2017 and April 30, 2017, partially offset by $4.1 million in new mortgage debt financing for the Meadowood facility.

The loss from discontinued operations, net of tax for the third quarter of 2017 was $1.0 million compared with $2.2 million for the prior year period. Year-to-date the loss from discontinued operations, net of tax, was $2.0 million compared with $6.5 million for the prior year period. Losses in the three and nine month periods ended September 30, 2017, were lower compared with the prior year periods primarily due to lower bad debt expense.

Net loss attributable to Regional Health Properties, Inc.’s common stockholders in the third quarter of 2017 was $2.7 million, or $0.13 per basic and diluted share, compared with $3.9 million, or $0.19 per basic and diluted share, for the third quarter of 2016. For the nine months ended September 30, 2017, the net loss attributable to Regional Health Properties, Inc.’s common stockholders was $7.4 million, or $0.37 per basic and diluted share, compared with a net loss of $14.4 million, or $0.72 per basic and diluted share, in the year ago period.

Cash and cash equivalents at September 30, 2017, totaled $1.1 million compared with $14.0 million at December 31, 2016. Restricted cash and investments at September 30, 2017, totaled $3.5 million compared with $5.5 million at December 31, 2016. Total debt outstanding at September 30, 2017 totaled $73.8 million compared with $80.0 million at December 31, 2016 (net of $2.1 million and $2.2 million of deferred financing costs at September 30, 2017 and December 31, 2016, respectively).

Conference Call and Webcast
Regional Health will hold a conference call to provide a business update and discuss its third quarter 2017 results on Thursday, November 9, 2017 at 4:30 p.m. ET.

•	Date and time: Thursday, November 9, 2017 at 4:30 p.m. ET

•	Dial-in number: 1-877-888-4294 (domestic) or 1-785-424-1877 (international)

•	Please reference confirmation code: HEALTHQ3

•	Replay number: Dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). Please use passcode 125781 to access the replay. The replay will be available until November 16, 2017.

•	Webcast link: http://public.viavid.com/index.php?id=127253

About Regional Health Properties
Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is the successor to AdCare Health Systems, Inc., and is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. Regional Health Properties currently owns, leases or manages for third parties 30 facilities.
For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Forward-looking statements in this press release include, among others, statements regarding target or anticipated improvements in our portfolio operating metrics (including occupancy rates and rent coverage ratios) and reductions in our general and administrative expenses, anticipated refinancing of certain mortgage debt and our ability in general to refinance our senior secured mortgage debt on favorable terms, the impact of the pending professional and general liability claims against us and our strategy to expedite settlement of such claims, our on-going executive officers search, the dividend suspension for the fourth quarter and the future review thereof, portfolio growth, the operational risk of our tenants, the nature of our acquisition pipeline and our ability to make acquisitions, and the reduction of our overhead costs.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contacts	Investor Relations

E. Clinton Cain	Brett Maas
Interim Chief Financial Officer, Senior Vice President, Chief Accounting Officer and Controller	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4393	Tel (646) 536-7331
clinton.cain@regionalhealthproperties.com	brett@haydenir.com

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	September 30,	December 31,
ASSETS	2017	2016
	(Unaudited)
Current assets:
Cash and cash equivalents	$1,115	$14,045
Restricted cash	960	1,600
Accounts receivable, net of allowance of $2,946 and $7,529, respectively	1,086	2,429
Prepaid expenses and other	1,384	2,395
Total current assets	4,545	20,469

Restricted cash and investments	2,580	3,864
Property and equipment, net	82,441	79,168
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	2,253	2,754
Goodwill	2,105	2,105
Lease deposits	808	1,411
Notes receivable	3,589	3,000
Other assets	6,407	4,244
Total assets	$107,199	$119,486

LIABILITIES AND EQUITY (DEFICIT)

Current liabilities:
Current portion of notes payable and other debt	$6,828	$4,018
Current portion of convertible debt, net	1,499	9,136
Accounts payable	3,617	3,037
Accrued expenses and other	8,582	9,077
Total current liabilities	20,526	25,268

Notes payable and other debt, net of current portion:
Senior debt, net	58,212	60,189
Bonds, net	6,548	6,586
Other debt, net	731	41
Other liabilities	3,785	3,677
Deferred tax liability	226	226
Total liabilities	90,028	95,987

Preferred stock, no par value; 5,000 shares authorized; 2,812 and
2,762 shares issued and outstanding, redemption amount $70,288
and $69,038 at September 30, 2017 and December 31, 2016, respectively	—	61,446

Stockholders' equity (deficit):
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,762 and 19,927 issued and outstanding at
September 30, 2017 and December 31, 2016, respectively	61,738	61,643
Preferred stock, no par value; 5,000 shares authorized; 2,812 and
2,762 shares issued and outstanding, redemption amount $70,288
and $69,038 at September 30, 2017 and December 31, 2016, respectively	62,423
Accumulated deficit	(106,990)	(99,590)
Total stockholders' equity (deficit)	17,171	(37,947)
Total liabilities and stockholders' equity (deficit)	$107,199	$119,486

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rental revenues	$5,983	$6,912	$17,703	$20,651
Management fee and other revenues	362	253	1,081	760
Total revenues	6,345	7,165	18,784	21,411
Expenses:
Facility rent expense	2,171	2,176	6,512	6,523
Depreciation and amortization	1,193	1,124	3,499	4,176
General and administrative expense	1,063	1,598	3,507	6,275
Other operating expense	517	241	1,395	1,413
Total expenses	4,944	5,139	14,913	18,387

Income from operations	1,401	2,026	3,871	3,024

Other expense:
Interest expense, net	1,011	1,801	3,049	5,377
Loss on extinguishment of debt	—	—	63	—
Other expense	105	—	388	51
Total other expense, net	1,116	1,801	3,500	5,428

Income (loss) from continuing operations before income taxes	285	225	371	(2,404)
Income tax expense	19	3	20	3
Income (loss) from continuing operations	266	222	351	(2,407)

Loss from discontinued operations, net of tax	(1,032)	(2,210)	(2,049)	(6,513)
Net loss	(766)	(1,988)	(1,698)	(8,920)

Preferred stock dividends	1,912	1,879	5,702	5,457
Net loss attributable to Regional Health Properties, Inc. common
stockholders	$(2,678)	$(3,867)	$(7,400)	$(14,377)

Net loss per share of common stock attributable to
Regional Health Properties, Inc.
Basic and diluted:
Continuing operations	$(0.08)	$(0.08)	$(0.27)	$(0.39)
Discontinued operations	(0.05)	(0.11)	(0.10)	(0.33)
	$(0.13)	$(0.19)	$(0.37)	$(0.72)

Weighted average shares of common stock outstanding:
Basic and diluted	19,762	19,917	19,784	19,909

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING METRICS (1)

	Three Months Ended
Portfolio Operating Metrics (2)	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Occupancy (%)	82.6%	82.6%	82.6%	83.1%	84.0%
Quality Mix (3)	23.7%	23.1%	26.6%	26.5%	28.8%
Rent Coverage Before Management Fees	1.53	1.53	1.71	1.76	1.45
Rent Coverage After Management Fees	1.12	1.12	1.29	1.35	1.05

(1) Operator-supplied data

(2) Excludes nine Arkansas facilities (which were sold on October 6, 2016), three Georgia facilities previously operated by affiliates of
New Beginnings Care, one assisted living facility recently acquired in Alabama, and three managed facilities in Ohio.

(3) Quality Mix refers to all payor types less Medicaid.